Exhibit 10.11

WELLS FARGO BANK	CERTIFICATE OF INCUMBENCY

TO: WELLS FARGO BANK, NATIONAL ASSOCIATION

             The undersigned, Scott M. Gibson, Secretary of PLX TECHNOLOGY, INC., a corporation created and existing under the laws of the state of Delaware, hereby certifies to Wells Fargo Bank, National Association (“Bank”) that (a) the following named persons are duly elected officers of this corporation and presently hold the titles specified below, (b) said officers are authorized to act on behalf of this Corporation in transactions with Bank, and (c) the signature opposite each officer’s name is his or her true signature:

/s/ Michael J. Salameh

Michael J. Salameh President

             The undersigned further certifies that if any of the above-named officers change, or if, at any time, any of said officers are no longer authorized to act on behalf of this corporation in transactions with Bank, this corporation shall immediately provide to Bank a new Certificate of Incumbency. Bank is hereby authorized to rely on this Certificate of Incumbency until a new Certificate of Incumbency certified by the Secretary of this corporation is received by Bank.

             IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the corporate seal of said corporation as of                           .

/s/ Scott M. Gibson

Scott M. Gibson Secretary

(SEAL)

WELLS FARGO BANK	DISBURSEMENT ORDER

DATE:   October 25, 2000

OFFICE:   Peninsula Technology RCBO, 400 Hamilton Avenue, Palo Alto, CA 94301

Wells Fargo Bank. National Association, is hereby authorized to pay the proceeds of the credit accommodation to the undersigned granted in the principal amount of $28,500,000.00 to the order of:

Name	Amount

PLX Technology, Inc.		$28,500,000
	$
	$
	$
	$

PLX TECHNOLOGY, INC.
By:	/s/ Michael J. Salameh

Micheal J. Salameh President

PROMISSORY NOTE

$28,500,000.00	Palo Alto, California
October 25, 2000

             FOR VALUE RECEIVED, the undersigned PLXTECHNOLOGY, INC. (“Borrower”) promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) at its office at 400 Hamilton Avenue, Palo Alto, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Eight Million Five Hundred Thousand Dollars ($28,500,000.00), with interest thereon as set forth herein.

DEFINITIONS:

             As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

        (a)  “Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

        (b)  “Fixed Rate Term” means a period of 1, 2, 3, 6, 9 or 12 months, as designated by Borrower,] during which the entire outstanding principal balance of this Note bears interest determined in relation to LlBOR, with the understanding that (i) the initial Fixed Rate Term shall commence on the date this Note is disbursed, (ii) each successive Fixed Rate Term shall commence automatically, and without notice to or consent from Borrower, on the first Business Day following the date on which the immediately preceding Fixed Rate Term matures, and (iii) if, on the first Business Day of the last Fixed Rate Term applicable hereto the remaining term of this Note is less than [one (1) month, said Fixed Rate Term shall be in effect only until the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

        (c)  “LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =	Base LlBOR
100% - LIBOR Reserve Percentage

              (i)  “Base LIBOR” means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

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              (ii)  “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

        (d)  “Prime Rate” means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

        (a)  Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a fixed rate per annum determined by Bank to be forty-five hundredths of one percent (0.45%) above LlBOR in effect on the first day of each Fixed Rate Term. With respect to each Fixed Rate Term hereunder, Bank is hereby authorized to note the date and interest rate applicable thereto and any payments made thereon on Bank’s books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted. At the time this Note is disbursed and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as (i) if requested by Bank, Borrower provides to Bank written confirmation thereof not later than three (3) Business Days after such notice is given, and (ii) such notice is given to Bank prior to 10:00 a.m. on the first day of the Fixed Rate Term, or at a later time during any Business Day if Bank, at it’s sole option but without obligation to do so, accepts Borrower’s notice and quotes a fixed rate to Borrower. If Borrower does not immediately accept a- fixed rate when quoted by Bank, the quoted rate shall expire and any subsequent LIBOR request from Borrower shall be subject to a redetermination by Bank of the applicable fixed rate. If Bank has not received such notice at the time principal is disbursed hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have selected the shortest pem1itted Fixed Rate Term.

        (b)  Taxes and Regulatory Costs. Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LlBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In detem1ining which of the foregoing are attribut able to any LlBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower .

        (c)  Payment of Interest. Interest accrued on this Note shall be payable on the 6th day of each month, commencing December 6, 2000.

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        (d)  Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

REPAYMENT AND PREPAYMENT:

        (a)  Repayment. The outstanding principal balance of this Note shall be due and payable in full on November 6, 2005.

        (b)  Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

        (c)  Prepayment. Borrower may prepay principal on this Note at any time and in the minimum amount of One Hundred Thousand Dollars ($100,000.00); provided however, that if the outstanding principal balance of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance hereof. In consideration of Bank providing this prepayment option to Borrower, or if this Note shall become due and payable at any time prior to the last day of any Fixed Rate Term by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

              (i)  Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

              (ii)  Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LlBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

              (iii)  If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

             Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascel1aln the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2.00%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

EVENTS OF DEFAULT:

             This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of October 25, 2000, as amended from

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time to time (the “Credit Agreement”). Any default in the payment or performance of any obligation under this Note. or any defined event of default under the Credit Agreement, shall constitute an “Event of Default” under this Note.

MISCELLANEOUS:

        (a)  Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder’s option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of the holders in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder’s rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity .

        (b)  Obligations joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        (c)  Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the Undersigned has executed this Note as of the date first written above.

PLX TECHNOLOGY
By:	/s/ Michael J. Salameh

Michael J. Salameh President

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SECURITY AGREEMENT: SECURITIES ACCOUNT

        1.  GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned PLX TECHNOLOGY, INC., or any of them (“Debtor”), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) a security interest in (a) Debtor’s Wells Capital Management Liquidity Account No.000758 (whether held in Debtor’s name or as a Bank collateral account for the benefit of Debtor), and all replacements or substitutions therefore, including any account resulting from a renumbering or other administrative re-identification thereof (collectively, the “Securities Account”) maintained with WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Investment Group (“Intermediary”), (b) all financial assets credited to the Securities Account, (c) all security entitlements with respect to the financial assets credited to the Securities Account, and (d) any and all other investment property or assets maintained or recorded in the Securities Account (with all the foregoing defined as “Collateral”), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (i) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (ii) all rights to payment with respect to any cause of action affecting or relating to any of the foregoing, and (iii) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Debtor is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Debtor due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called “Proceeds”). Except as otherwise expressly permitted herein, in the event Debtor receives any such Proceeds, Debtor will hold the same in trust on behalf of and for the benefit of Bank and Will immediately deliver all such. Proceeds to Bank in the exact form received, with the endorsement of Debtor if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Bank as part of the Collateral, subject to all terms hereof. As used herein, the terms “security entitlement,” “financial asset” and “investment property” shall have the respective meanings set forth in the California Uniform Commercial Code.

        2.  OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of; (a) all present and future Indebtedness of Debtor to Bank as described in Section 6 of the Addendum hereto; and (b) all obligations of Debtor and rights of Bank under this Agreement. The word “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due. absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable, but, notwithstanding the generality of the foregoing definition, shall be limited as set forth In Section 6 of the Addendum.

        3.  TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Bank, including without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

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        4.  OBLIGATIONS OF BANK. Bank shall have no duty to take any steps necessary to preserve the rights of Debtor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds. Bank shall not be obligated to take any action with respect to the Collateral or Proceeds requested by Debtor unless such request is made in writing and Bank determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the Indebtedness.

        5.  REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (a) Debtor is the sole owner of the Collateral and Proceeds; (b) Debtor has the right to grant a security interest in the Collateral and Proceeds; (c) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or heretofore disclosed by Debtor to Bank, in writing; (d) all statements contained herein and, where applicable, in the Collateral, are true and complete in all material respects; (e) no financing statement or control agreement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, exists or is on file in any public office or remains in effect: (f) no person or entity, other than Debtor, Bank and Intermediary, has any interest in o r control over the Collateral; and (g) specifically with respect to Collateral and Proceeds consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property , (i) all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and (ii) the same comply with applicable laws concerning form, content and manner of preparation and execution.

        6.  COVENANTS OF DEBTOR.

              (a)  Debtor agrees in general: (i) to pay Indebtedness secured hereby when due; (ii) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to pay all costs and expenses, including reasonable attorneys’ fees, incurred by Bank in the perfection and preservation of the Collateral or Bank’s interest therein and/or the realization, enforcement and exercise of Bank’s rights, powers and remedies hereunder; (iv) to permit Bank to exercise its powers; (v) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; and (vi) not to change its chief place of business (or personal residence, if applicable) or the places where Debtor keeps any of Debtor’s records concerning the Collateral and Proceeds without first giving Bank written notice of the address to which Debtor is moving same.

              (b)  Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) not to permit any security interest in or lien on the Collateral or Proceeds, except in favor of Bank and except liens in favor of Intermediary to the extent expressly permitted by Bank in writing; (ii) not to hypothecate or permit the transfer by operation of law of any of the Collateral or Proceeds or any interest therein; (iii) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (iv) if requested by Bank, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (v) in the event Bank elects to receive payments of Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts,

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filing, recording, record keeping and expenses incidental thereto; (vi) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims; and (vii) if the Collateral or Proceeds consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Bank’s interests in the Collateral and Proceeds or be inconsistent with or violate any provisions of this Agreement Debtor further agrees that any party now or at any time hereafter authorized by Debtor to advise or otherwise act with respect to the Securities Account shall be subject to all tem1s and conditions contained herein and in any control, custodial or other similar agreement at any time in effect among Bank, Debtor and In termediary relating to the Collateral.

        7.  POWERS OF BANK. Debtor appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank’s officers and employees, or any of them, whether or not Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Bank’s rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or su rrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts and things as Bank may deem proper I with any money or property received in exchange for the Collateral or Proceeds, at Bank’s option, to be applied to the Indebtedness or held by Bank under this Agreement; (e) to make any compromise or settlement Bank deems desirable or proper in respect of the Collateral and Proceeds; (f) to insure, process and preserve the Collateral and Proceeds; (g) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (h) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. To effect the purposes of this Agreement or otherwise upon instructions of Debtor, or any of them, Bank may cause any Collateral and/or Proceeds to be transferred to Bank’s name or the name of Bank’s nominee. If an Event of Default has occurred and is continuing and pending foreclosure by Bank of the Collateral, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Bank or its nominee, and thereafter Bank or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Bank or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer there of or Bank of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Bank may determine. All of the foregoing rights, privileges or options may be exercised without liability on the part of Bank or its nominee except to account for property actually received by Bank. Bank shall have no duty to exercise any of the

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foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

        8.  PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 15 hereof, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

        9.  EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement: (a) any defined event of default under any loan or credit agreement relating to or executed in connection with any Indebtedness, or (b) any default by Borrower under any control, custodial or other similar agreement in effect among Bank, Debtor and Intermediary relating to the Collateral.

        10.  REMEDIES. Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law, including without limitation, the right to contact Intermediary and to instruct Intermediary to deliver all Collateral and/or Proceeds directly to Bank. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing- It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. While an Event of Default exists: (a) Debtor will not dispose of any of the Collateral or Proceeds except on terms approved by Bank; (b) Bank may appropriate the Collateral and apply all Proceeds toward repayment of the Indebtedness in such order of application as Bank may from time to time elect; (c) Bank may take any action with respect to the Collateral contemplated by any control, custodial or other similar agreement then in effect among Bank, Debtor and Intermediary; and (d) at Bank’s request, Debtor will assemble and deliver all books and records pertaining to the Collateral or Proceeds to Bank at a reasonably convenient place designated by Bank. For any Collateral or Proceeds consisting of securities, Bank shall have no obligation to delay a sale of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or Federal law, even if the issuer thereof would agree to do so.

        11.  DISPOSITION OF COLLATERAL AND PROCEEDS. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds

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and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given. Any proceeds of any disposition of any of the Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect.

        12.  STATUTE OF LIMITATIONS. Until all Indebtedness shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder-

        13.  MISCELLANEOUS. (a) The obligations of Debtor are joint and several; (b) Debtor waives any right (i) to require Bank to make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder, (ii) to direct the application of payments or security for any Indebtedness of Debtor, or indebtedness of customers of Debtor, or (iii) to require proceedings against others or to require exhaustion of security; and (c) Debtor hereby consents to extensions, forbearances or alterations of the terms of Indebtedness, the release or substitution of security, and the release of any guarantors; provided however, that in each instance, Bank believes in good faith that the action in question is commercially reasonable in that it does not unreasonably increase the risk of nonpayment of the Indebtedness to which the action applies. Until all Indebtedness shall have been p aid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank.

        14.  NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or personal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and Sh811 be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

        15.  COSTS, EXPENSES AND ATTORNEYS’ FEES, Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges. costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank’s ability to exercise any of Its rights or remedies with respect thereto, All of the foregoing shall be paid by

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Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or the Prime Rate in effect from time to time.

        16.  SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

        17.  OBLIGATIONS OF MARRIED PERSONS. Any married person who signs this Agreement as Debtor hereby expressly agrees that recourse may be had against his or her separate property for all his or her Indebtedness to Bank secured by the Collateral and Proceeds under this Agreement.

        18.  SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

        19.  GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Jaws of the State of California.

        20.  ADDENDUM. Additional terms and conditions relating to the Securities Account are set forth in an Addendum attached hereto and incorporated herein by this reference.

             Debtor warrants that its chief executive office (or personal residence, if applicable) is located at the following address: 390 POTRERO AVENUE, SUNNYVALE, CA 94086.

             IN WITNESS WHEREOF, this Agreement has been duly executed as of October 25, 2000.

PLX TECHNOLOGIES
By:	/s/ Michael J. Salameh

Michael J. Salameh President

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ADDENDUM TO SECURITY AGREEMENT: SECURITIES ACCOUNT

             THIS ADDENDUM is attached to and made a part of that certain Security Agreement: Securities Account executed by PLX TECHNOLOGY, INC. (“ Debtor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”), dated as of October 25, 2000 (the “Agreement”).

             The following provisions are hereby incorporated into the Agreement:

        1.  Securities Account Activity. So long as no Event of Default exists, Debtor, or any party authorized by Debtor to act with respect to the Securities Account, may (a) receive payments of interest and/or cash dividends earned on financial assets maintained in the Securities Account, {b) trade financial assets maintained in the Securities Account, and (c) in addition to the distributions described in clause (a); withdraw Collateral from the Securities Account free and clear of Bank’s security interest therein $0 long as the Collateral Value of the Collateral remaining in the Securities Account after each such withdrawal is not less than one hundred percent (100%) the outstanding principal balance of the Indebtedness secured hereby. Without Bank’s prior written consent, except as permitted by the preceding sentence, neither Debtor nor any party other than Bank may withdraw or receive any distribution of any C ollateral from the Securities Account. The Collateral Value of the Securities Account shall at all times be equal to or greater than one hundred percent (100%) of the outstanding principal balance of the Indebtedness secured hereby. In the event that the Collateral Value, for any reason and at any time, is less than the required amount, Debtor shall promptly make a principal reduction on the Indebtedness or deposit additional assets of a nature satisfactory to Bank into the Securities Account, in either case in amounts or with values sufficient to achieve the required Collateral Value.

        2.  “Collateral Value”. means the percentage set forth below for each type of Investment property held in the Securities Account at the time of computation;

              (a)  100% of the face amount of cash and cash equivalents;

              (b)  90% of the market value of obligations of the United States of America, but not to exceed the face amount;

              (c)  90% of the market fair of commercial paper rated at least A1 by a nationally recognized rating agency, but not to exceed the face amount;

              (d)  85% of the market value of corporate and municipal bonds (excluding convertible bonds) rated at least AA by a nationally recognized rating agency, but not to exceed the face amount;

              (e)  85% of the market value of “money market” mutual funds;

with market value, in all instances, determined by Bank in its sole discretion, and excluding from such computation all WF Securities and Common Trust Funds.

        3.  Exclusion from Collateral. Notwithstanding anything herein to the contrary, the terms “Collateral” and “Proceeds” do not include, and Bank disclaims a security interest in all WF Securities and Common Trust Funds now or hereafter maintained in the Securities Account.

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        4.  “Common Trust Funds” means common trust funds as described in 12 CFR 9.18 and includes, without limitation, common trust funds maintained by Bank for the exclusive use of its fiduciary clients.

        5.  “WF Securities” means stock, securities or obligations of Wells Fargo & Company or of any affiliate thereof (as the term affiliate is defined in Section 23A of the Federal Reserve Act (12 USC 371(c), as amended from time to time).

        6.  Limitation on Indebtedness. Notwithstanding anything in this Agreement to the contrary, the Indebtedness secured hereby is limited to all obligations of Debtor arising, under or in connection with that certain Term Note executed by Debtor and payable to the order of Bank, dated as of October 25, 2000, in the original principal amount of $28,500,000.00, and all extensions, renewals or modifications thereof, and restatements or substitutions therefore.

             IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Agreement.

PLX TECHNOLOGY, INC
By:	/s/ Michael J. Salameh

Michael J. Salameh President

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Sherrill Swan

Sherrill Swan Vice President

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SECURITIES ACCOUNT CONTROL AGREEMENT
(Bank Intermediary)

             THIS SECURITIES ACCOUNT CONTROL AGREEMENT (this “Agreement”) is entered into as of October 25, 2000, by and among PLX TECHNOLOGY, INC. (“Customer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Investment Group (“Intermediary”), and WELLS FARGO BANK. NATIONAL ASSOCIATION, acting through its Peninsula Regional Commercial Banking Office (“Secured Party”).

RECITALS

        A.  Customer maintains that certain Wells Capital Investment Management Account No.000758 (the “Securities Account”) with Intermediary pursuant to an agreement between Intermediary and Customer dated as of                    , and governed by the laws of the State of Ca1ifornia (the “Account Agreement”). and Customer has granted to Secured Party a security interest in the Securities Account and all financia1 assets and other property now or at any time hereafter held in the Securities Account.

        B.  Secured Party, Customer and Intermediary have agreed to enter into this Agreement to perfect Secured Party’s security interests in the Collateral, as defined below.

             NOW, THEREFORE, in consideration of their mutual covenants and promises, the parties agree as follows:

              1.  DEFINITIONS. As used herein;

                     (a)  the term “Collateral” shall mean: (i) the Securities Account; (ii) all financial assets credited to the Securities Account; (iii) all security entitlements with respect to the financial assets credited to the Securities Account; (iv) any and all other investment property or assets maintained or recorded in the Securities Account; and (v) all replacements or substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including without limitation, cash proceeds; and

                     (b)  the terms “investment property ,” “entitlement order ,” “ financial asset” and “security entitlement” shall have the respective meanings set forth in the California Uniform Commercial Code. The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held in the Securities Account is to be treated as a “financial asset.”

              2.  AGREEMENT FOR CONTROL. Intermediary is authorized by Customer and agrees to comply with all entitlement orders originated by Secured Par1y with respect to the Securities Account, and all other requests or instructions from Secured Party regarding disposition and/or delivery of the Collateral, without further consent or direction from Customer or any other party.

              3.  CUSTOMER’S RIGHTS WITH RESPECT TO THE COLLATERAL.

                     (a)  Until Intermediary is notified otherwise by Secured Party: (i) Customer, or any party authorized by Customer to act with respect to the Securities Account. may give trading instructions to Intermediary with respect to Collateral in the Securities Account; (ii) Intermediary may distribute to Customer or any other party in accordance with Customer’s directions that por1ion of the Collateral which consists of interest and/or cash dividends earned on financial assets maintained in the Securities Account: and (iii) in addition to the distributions described in clause (ii) Intermediary may distribute to Customer or any other party in accordance with Customer’s directions any Collateral so long as the Collateral Value (as defined in an Addendum to Security Agreement: Securities Account of even date herewith, as amended or replaced from time to time a copy of which is attached hereto) is not less than the amount required pursuant to said Addendum.

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                     (b)  Without Secured Party’s prior written consent, except to the extent permitted by Section 3(a) hereof: (i) neither Customer nor any party other than Secured Party may withdraw any Collateral from the Securities Account: and (ii) Intermediary will not comply with any entitlement order or request to withdraw any Collateral from the Securities Account given by any party other than Secured Party.

                     (c)  Upon receipt of either written or oral notice from Secured Party: (i) Intermediary shall promptly cease complying with entitlement orders and other instructions concerning the Collateral, including the Securities Account, from all parties other than Secured Party: and (ii) Intermediary shell not make any further distributions of any Collateral to any party other than Secured Party, nor permit any further voluntary changes in the financial assets.

              4.  INTERMEDIARY’S ACKNOWLEDGMENTS. Intermediary acknowledges that:

                     (a)  The Securities Account is maintained with Intermediary solely in Customer’s name.

                     (b)  Intermediary has no knowledge of any claim to, security interest in or lien upon any of the Collateral, except: (i) the security interests in favor of Secured Party; and (ii) Intermediary’s liens securing fees and charges, or payment for open trade commitments, as described in Section 4(c) hereof.

                     (c)  Any claim to, security interest in or lien upon any of the Collateral which Intermediary now has or at any time hereafter acquires shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for Intermediary’s liens securing; (i) fees and charges owed by Customer with respect to the operation of the Securities Account; and {ii) payment owed to Intermediary for open trade commitments for purchases in and for the Securities Account.

              5.  AGREEMENTS OF INTERMEDIARY AND CUSTOMER. Intermediary and Customer agree that:

                     (a)  Intermediary shall flag its books, records and systems to reflect Secured Party’s security interests in the Collateral, and shall provide notice thereof to any party making inquiry as to Customer’s accounts with Intermediary to whom or which Intermediary is legally required or permitted to provide information.

                     (b)  Intermediary shall send copies of all statements relating to the Securities Account simultaneously to Customer and Secured Party.

                     (c)  Intermediary shall promptly notify Secured Party if any other party asserts any claim to, security interest in or lien upon any of the Collateral, and Intermediary shall not enter into any control, custodial or other similar agreement with any other party that would create or acknowledge the existence of any such other claim, security interest or lien.

                     (d)  Without Secured Party’s prior written consent, Intermediary and Customer shall not amend, modify or terminate the Account Agreement, other than; (i) amendments to reflect ordinary and reasonable changes in Intermediary’s fees and charges for handling the Securities Account; and (ii) operational changes initiated by Intermediary as long as they do not alter any of Secured Party’s rights hereunder.

              6.  MISCELLANEOUS.

                     (a)  This Agreement shall not create any obligation or duty of Intermediary except as expressly set forth herein,

                     (b)  In the event of any conflict between this Agreement and the Account Agreement or any other agreement between Intermediary and Customer, the terms of this Agreement shall control.

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                     (c)  All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the address or facsimile number set forth below its signature, or to such other address or facsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by facsimile upon receipt; and (iii) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid.

                     (d)  This Agreement shall be binding upon and Inure to the benefit of the heirs, executors. administrators, legal representatives, successors and assigns of the parties. This Agreement may be amended or modified only in writing signed by all parties hereto

                     (e)  This Agreement shall terminate upon Intermediary’s receipt of written notice from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral.

                     (f)  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Investment Group
By:

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Peninsula Regional Commercial Banking Office
By:	/s/ Sherrill Swan

Sherrill Swan Vice President Address: P.O. Box 150 Palo Alto, CA 94301 Fax No: 650-328-0814

By:

Title: Address: Fax No:

PLX TECHNOLOGY, INC.
/s/ Micheal J. Salameh

Micheal J. Salameh Address: 390 Potrero Avenue Sunnyvale, CA 94086 Fax No:

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ADDENDUM TO SECURITY AGREEMENT: SECURITIES ACCOUNT

             THIS ADDENDUM is attached to and made a part of that certain Security Agreement: Securities Account executed by PLX TECHNOLOGY. INC. (“ Debtor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank.”), dated as of October 25,2000 (the “Agreement”).

             The following provisions are hereby incorporated into the Agreement:

        1.  Securities Account Activity. So long as no Event of Default exists, Debtor, or any party authorized by Debtor to act with respect Securities Account, (b) trade financial assets maintained in the Securities Account. and (c) in addition to the distributions described in clause (a), withdraw Collateral from the Securities Account free and clear of Bank’s security interest therein so long as the Collateral Value of the Collateral remaining in the Securities Account after each such withdrawal is not less than one hundred percent (100%) of the outstanding principal balance of the Indebtedness secured hereby. Without Bank’s prior written consent, except as permitted by the preceding sentence, .neither Debtor nor any party other than Bank may withdraw or receive any distribution of any Collateral from the Securities Account. The Collateral Value of the Securities Account shall at all times be equal to or greater than one hundred percent (100%) of the outstanding principal balance of the Indebtedness secured hereby. In the event that the Collateral Value, for any reason and at any time, is less than the required amount, Debtor shall promptly make a principal reduction on the Indebtedness or deposit additional assets of a nature satisfactory to Bank into the Securities Account, in either case in amounts or with values sufficient to achieve the required Collateral Value.

        2.  “Collateral Value” means the percentage set forth below for each type of investment property held in the Securities Account at the time of computation:

              (a)  100% of the face amount of cash and cash equivalents;

              (b)  90% of the market value of obligations of the United States of America, but not to exceed the face amount;

              (c)  90% of the market value of commercial paper rated at least A1 by a nationally recognized rating agency, but not to exceed the face amount;

              (d)  85% of the market value of corporate and municipal bonds (excluding convertible bonds) rated at least AA by a nationally recognized rating agency. but not to exceed the face amount;

              (e)  85% of the market value of “money market” mutual funds;

with market value, in all instances, determined by Bank in its sole discretion, and excluding from such computation all WF Securities and Common Trust Funds.

        3.  Exclusion from Collateral. Notwithstanding anything herein to the contrary, the terms “Collateral” and include, and Bank disclaims a security interest in all WF Securities and Common Trust Funds now or hereafter maintained in the Securities Account.

        4.  “Common Trust Funds” means common trust funds as described in 12 CFR 9.18 and includes, without limitation, common trust funds maintained by Bank for the exclusive use of its fiduciary clients.

        5.  “WF Securities” means stock, securities or obligations of Wells Fargo & Company or of any affiliate thereof (as the term affiliate is defined in Section 23A of the Federal Reserve Act (12 USC 371 (c), as amended from time to time).

        6.  Limitation on Indebtedness. Notwithstanding anything in this Agreement to the contrary, the Indebtedness secured hereby is limited to all obligations of Debtor arising under or in connection with that certain Term Note executed by Debtor and payable to the order of Bank, dated as of October 25, 2000, in the original principal amount of $28,500,000.00, and all extensions, renewals or modifications thereof, and restatements or substitutions therefor.

             IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Agreement.

PLX TECHNOLOGY, INC.
By:	/s/ Michael J. Salameh

Michael J. Salameh

WELLS F ARGO BANK NATIONAL ASSOCIATION
By:	/s/ Sherrill Swan

Title:	Sherrill Swan Vice President

CREDIT AGREEMENT

             THIS AGREEMENT is entered into as of October 25, 2000, by and between PLX TECHNOLOGY, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

             Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

             NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

ARTICLE I
CREDIT TERMS

SECTION 1.1. TERM LOAN.

        (a)  Term Loan. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make a loan to Borrower in the principal amount of Twenty Eight Million Five Hundred Thousand Dollars ($28,500,000.00) (“Term Loan”), the proceeds of which shall be used for the purchase of real estate. Borrower’s obligation to repay the Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto (“Term Note”), all terms of which are incorporated herein by this reference. Bank’s commitment to grant the Term Loan shall terminate on November 25,2000.

        (b)  Repayment. The principal amount of the Term Loan shall be repaid in accordance with the provisions of the Term Note.

        (c)  Prepayment. Borrower may prepay principal on the Term Loan solely in accordance with the provisions of the Term Note.

SECTION 1.2. INTEREST/FEES.

        (a)  Interest. The outstanding principal balance of the Term Note shall bear interest at the rate of interest set forth in the Term Note; provided, however, that if and to the extent that the collateral for the Term Loan described in Section 1.4 below is replaced by a deposit account or other deposit product acceptable to and maintained at Bank (the “Deposit product”), the Term Note shall be modified in writing to provide for a rate of interest determined by Bank based on Bank’s matched maturity cost of funds and such other factors as Bank then considers appropriate.

        (b)  Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument required hereby.

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             SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

             SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the “Loan Documents”) have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same enforceable in accordance with their respective terms.

             SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-laws, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

             SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower’s knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority , arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

             SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated June 30,2000, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

             SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year .

             SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations subject to this Agreement to any other obligation of Borrower.

             SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to ;all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable raw.

             SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a “Plan”); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

             SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

             SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower’s operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

             SECTION 2.12. SUBSIDIARIES. As of the date hereof, the entities listed in Schedule 2.12 hereto are the only entities in which Borrower owns or controls directly or indirectly 50% or more of the voting stock or other equity interests (if not a corporation). Each such entity, together with any others in which Borrower shall hereafter own or control directly or indirectly 50% or more of the voting stock or other equity interests (if not a corporation) is referred to collectively as “Subsidiaries” and individually as a “Subsidiary”.

ARTICLE III
CONDITIONS

             SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank’s satisfaction of all of the following conditions:

        (a)  Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank’s counsel.

        (b)  Documentation. Bank shall have received, in form and Substance satisfactory to Bank, each of the following, duly executed:

              (i)  This Agreement and each promissory note or other instrument required hereby.

              (ii)  Security Agreement: Securities Account.

              (iii)  Addendum to Security Agreement; Securities Account

              (iv)  Securities Account Control Agreement.

              (v)  Corporate Resolution; Borrowing

              (vi)  Certificate of Incumbency

              (vii)  Loan Disbursement Order

              (viii)  Such other documents as Bank may require under any other Section of this Agreement.

        (c)  Financial Condition. There shall have been no material adverse change, as determined by Bank, in the consolidated financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower and Subsidiaries, taken as a whole.

        (d)  Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrowers property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank.

             SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank’s satisfaction of each of the following conditions:

        (a)  Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date. no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have Occurred and be continuing or shall exist.

        (b)  Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

ARTICLE IV
AFFIRMATIVE COVENANTS

             Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, and shall, as applicable, cause each Subsidiary to, unless Bank otherwise consents in writing:

             SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

             SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower and Subsidiaries.

             SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

        (a)  not later than 90 days after and as of the end of each fiscal year, a complete copy of Borrower’s 10K report filed with the Securities and Exchange Commission with respect to such fiscal year, together with Borrower’s proxy statement;

        (b)  not later than 45 days after and as of the end of each fiscal quat1er, a Complete copy of Borrower’s 10Q report filed with the Securities and Exchange Commission with respect to such fiscal quarter;

        (c)  from time to time such other information as Bank may reasonably request

             SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and Comply with the provisions of all documents pursuant to which Borrower and each Subsidiary is organized and/or which govern their continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower, each Subsidiary and/or its business.

             SECTION 4.5. INSURANCE—Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower and each Subsidiary, including but not limited to fire, extended coverage, public liability, flood, property damage and workers’ compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank’s request schedules setting forth all insurance then In effect.

             SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower’s and each Subsidiary’s business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

             SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower or any Subsidiary may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower or such Subsidiary has made provision, to Bank’s satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

             SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower or any Subsidiary.

             SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower’s consolidated financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

        (a)  Net income after taxes not less than $1.00 on an annual basis, determined as of each fiscal year end, with expenses, for purposes of determining compliance with this covenant, not to include amortization of (i) goodwill and other purchased intangible assets, (ii) non-cash In process research and development expense, and (iii) non-cash deferred compensation expense.

             SECTION 4.10. NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable Detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower or any Subsidiary ; (C) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower or any Subsidiary is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower’s or any Subsidiary’ s property .

ARTICLE V
NEGATIVE COVENANTS

             Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment In full of all obligations of Borrower subject hereto, Borrower will not, and will not cause or permit any Subsidiary to, without Bank’s prior written consent:

             SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

             SECTION 5.2. MERGER, TRANSFER OF ASSETS. Merge into or with any other entity unless (i) Borrower or a Subsidiary is the surviving entity , (ii) the boards of directors of all involved entities have approved the transaction, and (iii) Borrower is in compliance with all terms and conditions of this Agreement following any such merger, provided, however, that Borrower shall not merge into a Subsidiary unless Borrower is the surviving entity; make any substantial change in the nature of Borrower’s or any Subsidiary’s business as conducted as of the date hereof; or sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower’s or any Subsidiary’s assets except in the ordinary course of its business.

             SECTION 5.3. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest or lien (collectively, “Lien”) in or upon all or any portion of Borrower’s or any Subsidiary’s assets now owned or hereafter acquired, except any of the following:

        (a)  any Lien created under any Loan Document;

        (b)  Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 4. 7: Provided, that no notice of lien has been filed or recorded with respect thereto;

        (c)  suppliers’, carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent for a period of more than thirty days or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

        (d)  Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

        (e)  Liens on the property securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

        (f)  Liens consisting of judgment or judicial attachment liens; provided, that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for Borrower and all Subsidiaries do not exceed $2,000,000.00;

        (g)  leases, subleases, easements, rights-of-way, encroachments and other survey defects, restrictions and other similar encumbrances incurred in the ordinary course of business which do not impose material financial obligations on the Borrower or any Subsidiary, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of Borrower’s or such Subsidiary’s business;

        (h)  purchase money security interests on equipment acquired or held by Borrower or any Subsidiary securing indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such equipment; provided, that (i) any such Lien attaches to such equipment concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the equipment so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed the cost of such equipment;

        (i)  Liens securing obligations in respect of capital leases on assets subject to such leases;

        (j)  Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution provided, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower or any Subsidiary in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by Borrower to provide collateral to the depository institution;

        (k)  Liens assumed in connection with a business acquisition or merger; provided, that, such Lien was created prior to such acquisition or merger (and not in contemplation thereof) and if any such Lien is of a type not permitted under the other provisions of this Section 5.3, such Lien is satisfied and terminated within 30 days after such acquisition or merger; and

        (l) any Lien existing on property of Borrower or any Subsidiary as of the date hereof and set forth on Schedule 5.3 hereto; provided, that no such Lien shall be amended to cover additional property and no such Lien shall be amended to cover additional Indebtedness.

ARTICLE VI
EVENTS OF DEFAULT

             SECTION 6.1. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

        (a)  Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

        (b)  Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

        (c)  Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

        (d)  Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any Subsidiary has incurred any debt or other liability to any person or entity, including Bank, and, if the debt or other liability is owed to a person or entity other than Bank, the amount thereof exceeds $2,000,000.00 individually or in the aggregate, and the default (i) consists of the non-payment of money when due, or is, under the applicable documentation, of a nature or type which permits the holder of such debt or liability to accelerate the same.

        (e)  The filing of a notice Of judgment lien against Borrower or any Subsidiary; or the recording of any abstract of judgment against Borrower or any Subsidiary in any county in which Borrower or such Subsidiary has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process against the assets of Borrower or any Subsidiary; or the entry of a judgment against Borrower or any Subsidiary; provided, however, that the occurrence or existence of Liens permitted under and within the limitations set forth in Section 5.3(f) shall not constitute an Event of Default hereunder.

        (f)  Borrower or any Subsidiary shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fall to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Subsidiary shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (“Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy .reorganization or other relief for debtors is filed or commenced against Borrower or any Subsidiary , or Borrower or any Subsidiary shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Subsidiary shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

        (g)  There shall exist or occur any event or condition which Bank in good faith and reasonably believes impairs, or is substantially likely to impair, the prospect of payment by Borrower of its obligations under any of the Loan Documents, provided that Bank shall provide written notice to Borrower of the occurrence or existence such event or condition and Borrower shall have 60 days following receipt of such notice in which to cause such event or condition to be abated to Bank’s reasonable satisfaction.

        (h)  The dissolution or liquidation of Borrower; or Borrower, or any of its directors, or stockholders holding in excess of 10% of the outstanding common stock in Borrower, shall take action seeking to effect the dissolution or liquidation of Borrower.

        (i)  Any change in ownership during the term of this Agreement of an aggregate of fifty percent (50%) or more of the common stock of Borrower in a single or in a series of related transactions.

             SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank’s option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

ARTICLE VII
MISCELLANEOUS

             SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof-or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

             SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

BORROWER:	PLX TECHNOLOGY, INC
390 POTRERO A VENUE
SUNNYVALE, CA 94086

BANK:	WELLS FARGO BANK, NATIONAL ASSOCIATION
PENINSULA RCBO
400 HAMILTON AVE,
PALO ALTO, CA 94301

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class al’)d postage prepaid; and (c) if sent by telecopy, upon receipt.

             SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS’ FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank’s continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank’s rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellat e level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

             SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank’s prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank’s rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, [any guarantor hereunder or the business of such guarantor,] or any collateral required hereunder.

             SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be-amended or modified only in writing signed by each party hereto.

             SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

             SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

             SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

             SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

             SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

             SECTION 7.11. ARBITRATION.

        (a)  Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration in accordance with the terms of this Agreement. A “ Dispute” shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitrat ion following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

        (b)  Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association (“AAA”) or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration Shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judg ment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

        (c)  No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

        (d)  Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the State of California, (ii) may grant any remedy or relief that a court of the State of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (Including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in ell hearings and deliberations.

        (e)  Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary , no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee In accordance with California Code of Civil Procedure Section 638 et seq., an d this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

        (f)  Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

             IN WITNESS WHEREOF- the parties hereto have caused this Agreement to be executed as of the day and year first written above.

PLX TECHNOLOGY, INC.
By:	/s/ Michael J. Salameh

Michael J. Salameh President

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Sherrill Swan

Sherrill Swan Vice President

SCHEDULE 2.12

Subsidiaries

PLX Technology LTD, a U.K. Corporation

Sebring networks, Inc., a Delaware corporation

EXHIBIT A

PROMISSORY NOTE

$28,500,000.00	Palo Alto, California
October 25, 2000

             FOR VALUE RECEIVED, the undersigned PLX TECHNOLOGY, INC. (“Borrower”) promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) at its office at 400 Hamilton Avenue, Palo Alto, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Eight Million Five Hundred Thousand Dollars ($28,500,000.00), with interest thereon as set forth herein.

DEFINITIONS:

             As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

        (a)  “Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

        (b)  “Fixed Rate Term” means a period of 1, 2, 3,6, 9 or 12 months, as designated by Borrower,] during which the entire outstanding principal balance of this Note bears interest determined in relation to LIBOR, with the understanding that (i) the initial Fixed Rate Term shall commence on the date this Note is disbursed, (ii) each successive Fixed Rate Term shall commence automatically, and without notice to or consent from Borrower, on the first Business Day following the date on which the immediately preceding Fixed Rate Term matures, and (iii) if, on the first Business Day of the last Fixed Rate Term applicable hereto the remaining term of this Note is less than [one (1) month, said Fixed Rate Term shall be in effect only until the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

        (c)  “LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =	Base LlBOR
100% - LIBOR Reserve Percentage

               (i)  “Base LIBOR” means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar . deposits on the London Inter-Bank Market.

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              (ii)  “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for .’Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

        (d)  “Prime Rate” means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

        (a)  Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a fixed rate per annum determined by Bank to be forty-five hundredths of one percent (0.45%%) above LIBOR in effect on the first day of each Fixed Rate Term. With respect to each Fixed Rate Term hereunder, Bank is hereby authorized to note the date and interest rate applicable thereto and any payments made thereon on Bank’s books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted. At the time this Note is disbursed and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as (i) if requested by Bank, Borrower pr ovides to Bank written confirmation thereof not later than three (3} Business Days after such notice is given, and (ii} such notice is given to Bank prior to 10:00 a.m. on the first day of the Fixed Rate Term, or at a later time during any Business Day if Bank, at ifs sole option but without obligation to do so, accepts Borrower’s notice and quotes a fixed rate to Borrower. If Borrower does not immediately accept a fixed rate when quoted by Bank, the quoted rate shall expire and any subsequent LIBOR request from Borrower shall be subject to a redetermination by Bank of the applicable fixed rate. If Bank has not received such notice at the time principal is disbursed hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have selected the shortest permitted Fixed Rate Term.

        (b)  Taxes and Regulatory Costs. Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i} withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LlBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attribut able to any LlBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

        (c)  Payment of Interest. Interest accrued on this Note shall be payable on the 6th day of each month, commencing December 6, 2000.

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        (d)  Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

REPAYMENT AND PREPAYMENT:

        (a)  Repayment. The outstanding principal balance of this Note shall be due and payable in full on November 6, 2005.

        (b)  Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

        (c)  Prepayment. Borrower may prepay principal on this Note at any time and in the minimum amount of One Hundred Thousand Dollars ($100,000.00); provided however, that if the outstanding principal balance of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance hereof. In consideration of Bank providing this prepayment option to Borrower, or if this Note shall become due and payable at any time prior to the last day of any Fixed Rate Term by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

              (i)  Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

              (ii)  Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LlBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

              (iii)  If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above- described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2.00%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

EVENTS OF DEFAULT:

             This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of October 25, 2000, as amended from

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time to time (the “Credit Agreement”). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an “Event of Default” under this Note.

MISCELLANEOUS:

        (a)  Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder’s option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of the holder’s in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder’s rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limit ation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (Including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

        (b)  Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        (c)  Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

             IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

PLX TECHNOLOGY, INC.
By:	/s/ Micheal J. Salameh

Michael J. Salameh President

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